PROMISSORY NOTE
                                 ---------- ----


$3,475,000     December  22,  1998

I.  Indebtedness.
    ------------
     FOR VALUE RECEIVED, the undersigned, Chancellor Corporation, A Massachusetts Company ("Maker"), promises to pay to the order of Vestex Capital Corporation a Massachusetts corporation (the "Payee"), the principal amount of THREE MILLION FOUR HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($3,475,000), with interest @ two percent above the federal reserved published prime rate, payable in one installment on December 31, 2001 (the "Maturity Date"), at the Payee's principal address at 405 Waltham Street Suite 304, Lexington, MA 02173 or at such other place as the Payee shall have designated to the Maker in writing, (i) in lawful money of the United States of America and in immediately available funds, or, in accordance with the terms set forth in Section V of this Note.

II.  Loan  Obligations.
     ----  -----------
     This is a "Promissory Note" superceding all prior notes between the two parities prior to the execution date of this note and is deemed as payment in full for all services provided, capital infused, equity secured, and any and all expenses incurred by the payee up to the date of this note. This note is secured through the execution of the (Loan Reduction and Purchase and Assignment Agreement, dated April 4, 1997 between the two parties) and again through the additional security agreement executed between the parties dated the same as this note. Both agreements are attached as exhibits to this agreement and shall be deemed in full force and no waiver to their enforceability is granted by signature of this document.

III.  Default.
     If an Event of Default (as hereinafter defined) shall occur and be continuing under the provisions of this Note, the Payee may accelerate the entire unpaid principal balance outstanding under this Note, by written notice to the Maker, and the entire unpaid principal balance outstanding under this Note shall become immediately due and payable within ten (10) days after receipt by the Maker of said notice. At such time the Payee shall be entitled to exercise any remedies that it may have at law, or in equity, in order to collect its debt hereunder including, without limitation, the commencement of legal proceedings against the Maker.

     As used herein, an "Event of Default" means the occurrence of any of the following:

(i)     the  failure of the Maker to make any payment of principal or other
sums due     under this Note within twenty (20) days after the due date thereof;
(ii) if the Maker shall make an assignment for the benefit of creditors, or if a receiver of the property of the Maker shall be appointed, or if a petition in any bankruptcy or other similar proceeding under any law for relief of debtors shall be filed by or against the Maker, and, if against the Maker, is not dismissed or discharged within sixty (60) days;
(iii) any breach or default by the Maker of the terms and conditions of that certain Stock Pledge Agreement, of even date herewith, between the Maker and the Payee, securing the obligation of the Maker under this Note, which continues unremedied after notice and a cure period as specifically provided therein; or

IV.  Prepayment
     ----------
     All or any portion of this Note may be prepaid (herein, a "Prepayment") at any time without premium or penalty by the Maker furnishing a written notice to the Payee of the Maker's election to effect such a prepayment (a "Prepayment Notice"), which Prepayment Notice shall include the date on which the Maker desires to make the Prepayment (the "Prepayment Date"); provided, however, that if the Maker desires to pay all (or any portion) of the Prepayment in the manner described in Section V hereof, then the Prepayment Date shall be the fifteenth
(15th) day following the Prepayment Notice (or the first (1st) business day thereafter if such fifteenth (15th) day is not a business day). The payee at his sole discretion may accelerate the payment of this note in part or in full, in the event that the maker receives additional capital in the form of debt or equity infused into the Company.

V.  Payment  in  the  Form  of  Common  Stock
   --------  --  ---  ----  --  -------------
     A. Exchange. On the Maturity Date or earlier upon the a Prepayment Date, as the case may be, the Payee may, but shall not be obligated to, accept all (or any portion) of the outstanding principal balance owed under this Note by the number of shares of Capital Stock (common or preferred) by dividing (a) the outstanding principal amount of this Note to be so paid, by (b) the Exchange Price (as hereinafter defined). In order to pay all (or any portion) of the outstanding principal balance owed under this Note by delivering shares of Stock as herein above provided, the Maker shall be required to:
     (i) in the case of any such payment on the Maturity Date, furnish an Exchange Notice (as hereinafter defined) to the Maker not less than fifteen (15) days prior to the Maturity Date, notifying Maker of the Payee's desire to exercise the Payee's rights to receive payment in such manner; and
     (ii) in the case of any such payment constituting a Prepayment, furnish an Exchange Notice to the Maker contemporaneously with the applicable Prepayment Notice (which Exchange Notice may be incorporated into the applicable Prepayment Notice), notifying the Maker of the Payee's desire to exercise the Maker's rights to pay in such manner.

     B. Exchange Mechanism. Payment of all (or any portion) of the outstanding principal balance owed under this Note in the manner herein above described shall be made by the Maker's surrender of the stock certificate(s) representing the number of shares of Capital Stock (common or preferred) to be exchanged by the Maker determined as herein above provided, duly endorsed or accompanied by a written instrument of transfer duly executed by the Maker, to the Payee at its principal place of business (or at such other office as the Payee shall designate by notice in writing to the Maker from time to time), accompanied by a copy of the applicable Exchange Notice previously furnished.

     C. Certain Definitions. For all purposes of this Section V, the following terms shall have the respective meanings set forth below:

     (a) "Exchange Notice" shall mean written notice by the Maker to the Payee of the Maker's election to effect a payment with shares of Common Stock held by the Maker of all (or any portion) of the outstanding principal balance owed under the Note on the Maturity Date or on a Prepayment Date, as the case may be; and

     (b) "Exchange Price" shall mean (i) the last reported sales price per share of the Common Stock on any national securities exchange or the NASDAQ National Market System or the over-the-counter market which is then the principal market for the Common Stock on the trading day immediately before the Maturity Date or a Prepayment Date, as the case may be, or (ii) if the Common Stock is not quoted or listed in any national securities exchange or the NASDAQ National Market System or the over-the-counter market, the fair market value of a share of Common Stock, as promptly determined in good faith by the Board of Directors of Chancellor or preferred stock as mutually agreed.

VI.  Miscellaneous.
     -------------
     A. Waiver. The Payee hereby waives, to the extent not prohibited by provisions of applicable law, presentment, demand, protest and notice thereof or dishonor, and waives any right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. No course of dealing between Payee on the one hand, and the Payee hereof on the other hand, shall operate as a waiver of any of its rights under this Note. No delay or omission in exercising any right under this Note shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a waiver of or bar to any right or remedy on any other occasion.

     B. Expenses. The Maker hereby agrees to pay on demand all costs of collection, including reasonable attorneys fees and disbursements, paid or incurred by the Payee in connection with enforcing the Maker's obligations hereunder.

     C. Notices. All notices hereunder shall be given in the manner provided in the Stock Purchase Agreement.

     D. Severability. In the event that any one more of the provisions contained in this Note shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Note shall not in any way be impaired.

     E. Assignment. The Maker may not assign or pledge this Note or delegate its obligation to make payment hereunder without the prior written consent of the Payee.


     THIS NOTE AND THE OBLIGATIONS OF THE MAKER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE MAKER CONSENTS TO SERVICE OF PROCESS IN ANY SUIT WITH RESPECT TO THE ENFORCEMENT OF THIS NOTE BEING MADE UPON THE MAKER BY MAIL AT THE ADDRESS OF THE MAKER AT 210 SOUTH STREET, BOSTON, MA 02110 AND A COPY FORWARDED TO JOHN
COLLUCCI, ESQUIRE, 100 CUMMINGS CENTER, SUITE 339C, BEVERLY, MA 01915. THE MAKER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the Maker has caused this Note to be signed as an instrument under seal as of the day and year first above written.




     By:  /s/  Jonathan  C.  Ezrin
          ------------------------
      Jon  Ezrin,  Chancellor  Corporation
      Chief  Accounting  Officer  &  Treasurer



     By:  /s/  Peter  J.  Mullen____________
          ---------------------- -----------
     Peter  Mullen,  Chancellor  Corporation
     Clerk



     By:  /s/  Derek  R.  Coulter___________
          -----------------------
     Witness